SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) February 12, 1999


                          I-Tech Holdings Group, Inc.
                          ---------------------------
             (Exact name of registrant as specified in its charter)


    Colorado                       0-23687                       84-1379282
    --------                       -------                       ----------
(State or other                  (Commission                  (I.R.S. Employer
  jurisdiction                   File Number)                Identification No.)
of incorporation)



                    1622 York Street, Denver, Colorado 80206
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 303-436-1847



                                      NONE
                                      ----
        (Former name or former address, if changed since last report)

Item 5.  Other Events.

     Under the provisions of the Business Corporation Act of the State of Colorado the Directors of I-Tech Holdings Group, Inc. (the "Corporation"), unanimously consented to the following corporate actions which under the laws of the State of Colorado has the same force and effect as unanimous action taken at a duly called and held meeting of the Board of Directors:

     TO WIT: The Board of Directors of the Corporation, on January 16, 1999, agreed to retire 18,300,000 shares of its no par common stock in exchange for 150,000 shares of its no par preferred stock and other considerations.

     TO WIT: The Corporation, on February 15, 1999 (the "Distribution Date), shall issue additional shares of its no par common stock, in a forward split, to the holders of the Corporation's no par common stock holding such shares at a record date of February 15, 1999 (the "Record Date"), in a ratio of one and one-half share of common stock for each one share of common stock then held at the Record Date. The Corporation may issue fractions of a share if necessary, which the Directors expect to be unlikely, having reviewed the shareholders' listing.

     At the time of the herein described action (the "Forward Split"), the Corporation's issued and outstanding shares of its no par common stock stood at 2,080,000 shares. Upon the execution of the Forward Split at the Distribution Date, the Corporation's issued and outstanding shares of its no par common stock shall stand at 3,120,000 shares.

     The name and  address of the  Corporations'  transfer  agent for its no par
common  stock  is  Corporate  Stock  Transfer,   Colorado  Stock  Transfer,  370
Seventeenth Street, Denver, Colorado 80201.



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


I-TECH HOLDINGS GROUP, INC.
---------------------------
(Registrant)

Date: February 2, 1999


/s/ Clark Burch
---------------
Clark Burch, Secretary